UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2013

SOURCE FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	033-26828	80-0142655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level6/97 Pacific Highway North Sydney NSW 2060 Australia
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +61 2 8907-2500

1093 Broxton Avenue Suite 210 Los Angeles, CA 90024
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

Exchange Transaction

On June 30, 2013, Source Financial, Inc. (the “Company”) acquired 100% of the outstanding shares of Moneytech Limited, an Australian Corporation (“Moneytech”), pursuant to a Share Exchange Agreement (the “Exchange Agreement”) by and among the Company, Moneytech, Marco Garibaldi (“Garibaldi”), Edward DeFeudis (“DeFeudis”) and Hugh Evans (“Evans”), individually and on behalf of the shareholders of Moneytech (the “Moneytech Shareholders”), in exchange, for 5,300,000 shares of the Company’s common stock (the “Exchange Transaction”). As a result of the Exchange Transaction, Moneytech has become a wholly-owned subsidiary of the Company, with the Moneytech Shareholders owning approximately 50% of the outstanding shares of the Company on a fully diluted basis. A copy of the Exchange Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 4, 2013.

Structure of the Company

The Company will offer a range of innovative financial products and services to businesses and consumers in the United States and Australia through its principal operating subsidiaries, Moneytech (referred to herein as “Moneytech” or “Moneytech Australia”), WikiTechnologies and a newly formed corporation “Moneytech USA.” The business conducted by the Company prior to the acquisition of Moneytech, described below, is now conducted by WikiTechnologies, Inc. WikiTechnologies’ financial products are complementary to Moneytech’s product portfolio, described below. Moneytech USA will offer to businesses and consumers in the United States the products and services of Moneytech Australia and new products and services developed by the Company. Moneytech Australia will continue to offer its products and services in Australia.

Moneytech Australia

Moneytech is an Australian technology driven commercial finance asset based lending company. Moneytech commenced business in Australia in 2003 and to date has invested in excess of AUD$15 million in the company and its core banking and payment platform. Moneytech has an AUD$50 million securitized debt facility with the structured finance division of a major Australian Bank (the “Bank Facility”).  Moneytech is an Australian Financial Services License (“AFSL”) holder and BPAY (bill pay) Authorized PIM (“Payment Institution Member”)

Moneytech uses the Bank Facility to offer asset backed, trade finance, accounts receivable finance and working capital solutions to small and medium enterprises (‘SME’s’) throughout Australia and will be soon offering the same solutions in the USA through Moneytech USA. Moneytech has been in operation for over ten years and has been profitable for the past five years.

To distinguish it from traditional asset backed lending providers, and to manage and facilitate the advance of money to its customers, Moneytech has developed, operates and maintains its own real time core-banking platform called The Moneytech Exchange (‘MTX’). The MTX stores and tracks complete details of every invoice and payment entered into the system and automatically communicates with the major Australian transactional banks to settle thousands of transactions per day, in real time. The MTX is fully automated, real time and online. Human intervention only occurs to manage exceptions and provide necessary transaction approvals or authorizations. Moneytech has invested approximately AUD$10 million developing this technology platform. Moneytech continues to invest in research and development to expand and improve its technology and product suite in order to maintain and further its competitive advantage.

Moneytech has delivered year on year revenue growth since its foundation.  Moneytech funded over AUD$200 million in loans in 2012 and is forecasting AUD$ 280 million and AUD$ 420 million in funding in 2013 and 2014 respectively. Moneytech has built a portfolio of more than 5,000 high-quality business customers with its existing range of financing solutions and has experienced strong organic growth since its inception. During the fiscal year ended June 30, 2012, Moneytech generated an EBITDA of over AUD$865,000.

With the addition of growth capital, which the Company believes it can raise through offerings of both debt and equity, Moneytech will seek to accelerate its growth by expanding its customer base, decreasing its cost of funds and achieving a greater degree of autonomy over the lending process in the Australian market. Now that the Share Exchange has been consummated, Moneytech will commence business in the North American markets and provide lending to commercial businesses using its unique banking platform.

The MTX provides significant benefits over traditional non-technology based systems such as:

●	Simple, secure two factor authenticated login to initiate transactions through the web;

●	Automatic processing up to pre-approved limits;

●	Same day settlement for all transactions;

●	Real-time reporting is generated for all parties to each transaction, allowing for easy record keeping, reconciliation and auditing; and

●	Parameters can be assigned to each transaction to vary the cost, settlement timeframe and interest rate, depending on the industry, product, payment terms or any other criteria.

Moneytech’s products and services include:

Credit Express

Credit Express offers commercial businesses (for example retailers, resellers, wholesalers and manufacturers (collectively “Buyers” or “Sellers”) commercial trade finance and provides them access to the MTX. Moneytech finances transactions when a Buyer purchases inventory from a Seller. The Seller can be local to the Buyer or overseas, and either party can initiate a transaction.

Each transaction is conducted electronically and criteria assigned to it by the MTX govern how funds are distributed, which fees are charged, and the payment terms:

●	Buyers are able to fund the purchase of inventory with Moneytech delivering the proceeds directly to the Seller’s bank account, improving the Buyer’s cash-flow; or

●
Sellers can fund working capital without having to wait for Buyers to pay invoices, at no cost or a discount to their account receivables. After paying the Seller directly for the goods, Moneytech assumes the risk and collects the money from the Buyer, relieving the Seller of collection costs and cash flow challenges.

Confirmed Capital

Confirmed Capital is an accounts receivable/asset backed lending product. Moneytech believes its program is unique internationally, as it funds 100% of the invoice value to the customer on the day the transaction is conducted. This is more flexible than other accounts receivable financiers who typically provide a maximum of 80% of the invoice value and release funds weekly. Furthermore, Moneytech has the ability to electronically track transactions against individual debtors and invoices, decreasing Moneytech’s risk and increasing its efficiency.

For both Credit Express and Confirmed Capital, customers agree to repayment terms (which may include an interest free period), and Moneytech generates profits in three ways.  Moneytech charges 1) an interest margin on the amounts funded for customers above its cost of funds, 2) transaction service fees, and 3) account management fees.

Card Solutions

Moneytech, by virtue of its AFSL, is authorized to distribute both Visa and ‘eftpos’ (Electronic Funds Transfer at Point of Sale) Gift and Prepaid Cards in Australia. Moneytech’s Card Solutions business represents a significant growth opportunity with little or no risk. Moneytech earns a fee on all cards issued, representing a significant passive revenue opportunity.

As an example, in 2012, Moneytech was engaged by Lenovo, multinational PC manufacturer, to manage and distribute a Gift Card cash back rewards program. Lenovo customers were offered a Gift Card as an incentive for purchasing certain Lenovo laptops. This program resulted in the issuance and distribution of over 30,000 Gift Cards in a 6-month period.

360 Markets Pty Ltd: Foreign Exchange Services

Moneytech recently secured its entry in to the Foreign Exchange market by investing in a foreign exchange business, 360 Markets Pty Limited (“360 Markets”), which was founded by a former senior foreign exchange dealer from Commonwealth Bank of Australia, the largest Australian commercial bank.

360 Markets is now appointed as an Authorized Representative of Moneytech under its AFSL.  As well as offering Moneytech’s existing clients foreign exchange solutions, Moneytech’s trade and asset back lending finance is offered to clients sourced by 360 Markets.

There are significant growth opportunities given the parallel relationship between 360 Markets (as an FX provider) and Moneytech (as a financial services provider).  In addition, 360 Markets will provide a natural hedge against Moneytech’s USA borrowings, mitigating the risk associated with lending money in multiple currencies. Moneytech looks forward to developing this branch of its business.

WikiTechnologies

WikiTechnologies, Inc. has been formed to carry on the business conducted by Source Financial prior to consummation of the Share Exchange Agreement.  WikiTechnologies is a technology company dedicated to making financial transactions simple, secure, social and affordable. WikiTechnologies is comprised of two platforms (i) WikiPay, a simple, low-cost alternative to existing mobile and online payment solutions; and (ii) WikiLoan, a low-cost peer-to-peer lending solution.

WikiPay, a money service business, competes worldwide in the $240 billion annual mobile payments business. WikiPay is a proprietary fee-based Mobile Peer-to-Peer Payment system that allows mobile and online Peer-to-Peer, Business-to-Consumer, Consumer-to-Business and Business-to-Business payments through its website www.wikipay.com and mobile website m.wikipay.com. WikiPay empowers its Users to perform real-time payments, scheduled payments, account inquiries for balance and transaction history, bill payment initiation, notifications and alerts, and transaction security verifications.

WikiPay was created in response to the emerging trends in mobile phone usage, text messaging, banking, electronic payment systems and direct marketing. The technological convergence of hardware, infrastructure and interface have contributed to making the mobile phone more versatile, powerful and ubiquitous, with more market penetration than any other electronic device in history. It is projected that by 2013 the U.S. will have a per capita mobile phone penetration of 100 percent.

WikiLoan competes worldwide in the $10 billion annual Peer-to-Peer lending business.  WikiLoan is a proprietary fee-based Peer-to-Peer lending platform that allows people to use the tools on the website to borrow and lend money (from $500 to $25,000) among themselves at rates that make sense to all parties. WikiLoan through its website, www.wikiloan.com, offers: loan documentation, promissory notes, repayment schedules, email reminders, online account access, and online repayment.

The Company provides identity and credit verification on borrowers and allows lenders to select the types of borrowers they wish to consider for loans. The process of credit, background and identity checks, processing of the loan applications, the tracking of loan payments, and other related functions are handled on an automated basis, which allows the Company to operate with low overhead costs, likely resulting in meaningful operating margins.

Escrow Arrangement Concerning WikiTechnologies and Attainment of Financial Benchmarks

In connection with the Exchange Transaction, Marco Garibaldi, the former Chairman and Chief Technology Officer of the Company, deposited 1,120,000 shares of the Company’s common stock  (the “Garibaldi Shares”) and Edward DeFeudis, the former President, Chief Executive Officer and Chief Financial Officer of the Company, deposited 1,120,000 shares of the Company’s common stock (the “DeFeudis Shares,” together with the Garibaldi Shares, the “GD Escrow Shares”) and the Company deposited all 1,000 outstanding shares of the common stock of WikiTechnologies, Inc. (the “WikiTechnologies Escrow Shares,” and together with the GD Escrow Shares, the “Escrow Shares”) in escrow.

During the term of the Escrow Agreement, the operations of WikiTechnologies will be directed by Garibaldi and DeFeudis and the .Escrow Shares will be held by the Escrow Agent.  If during the twelve-month period commencing on July 1, 2013, (the “Earn-Out Period”),  WikiTechnologies achieves revenues of $4.2 million, a gross profit percentage of 25% and breaks even (the “Benchmarks”), the Garibaldi Shares and DeFeudis Shares will be returned to each of Garibaldi and DeFeudis and the WikiTechnologies Shares will be returned to the Company.  However, if the Benchmarks are not met during the Earn-Out Period, the Garibaldi Shares and DeFeudis Shares will be cancelled and returned to the Company’s treasury, and the WikiTechnologies Escrow Shares will be delivered to DeFeudis and Garibaldi, in which event WikiTechnologies will no longer be owned by the Company.  Notwithstanding the foregoing, if, at any point during the Earn-Out Period, the Company sells WikiTechnologies, merges WikiTechnologies with another entity, disposes of the assets of WikiTechnologies, or takes any other action to compromise the ability of WikiTechnologies to meet the Benchmarks, the Benchmarks will be deemed to have been achieved, and the Garibaldi Shares and DeFeudis Shares will be returned to each of Garibaldi and DeFeudis and the WikiTechnologies Shares will be returned to the Company. However, the Exchange Agreement states that the foregoing restriction will not prohibit the Company, Moneytech or the shareholders of Moneytech from asserting any claim for indemnification under the Exchange Agreement or seeking legal recourse for any other claim arising under the Exchange Agreement or resulting from the Exchange Transaction or the other transactions contemplated by the Exchange Agreement. Under the terms of the Exchange Agreement, the Company is under no obligation to take any affirmative action(s) to further the objectives of WikiTechnologies. In addition, the Exchange Agreement provides that at any time during the Earn-Out Period the Board of Directors of the Company in its discretion may authorize the delivery of the Garibaldi Shares to Garibaldi, the DeFeudis Shares to DeFeudis and the WikiTechnolgies Escrow Shares to the Company, even if the Benchmarks have not been achieved.

Item 3.03  Material Modification to Rights of Security Holders

Series B Preferred Shares

On June 30, 2013, the Company issued 5,000 shares of its Series B Preferred Stock to Hugh Evans, the Chairman, President and CEO of Moneytech. The Series B enables the holder of the Series B to maintain control over the Company’s Board of Directors.

Under the terms of the Series B Certificate of Designation, the holder(s) of the Series B have the right, until June 30, 2018, to (A) elect the majority of the Company’s Board of Directors and (B) vote on all other matters to come before the holders of common stock (the “Common Shareholders”) with each vote per Series B Preferred Share equal to 1,000 shares of common stock. After June 30, 2018, the Series B Preferred Shares shall have no voting rights and shall be redeemable by the Company for the sum of one tenth of a cent ($0.001) per Series B Preferred Share.  The Series B Preferred Shares will not have any conversion rights and shall not be entitled to receive any dividends, distributions, or other economic or financial interest in the Company, and in the event of a liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the holders of Series B Preferred Shares shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus of any nature, the sum of one tenth of a cent ($0.001) per Series B Preferred Share, after payment to the Common Shareholders and the holders of any other series or class of the equity securities of the Company ranking senior to the common stock.

The foregoing description of the Certificate of Designation is qualified in its entirety by the Certificate of Designation filed as Exhibit 4.1 to the Current Report on Form 8-K filed on June 4, 2013, which is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

On June 30, 2013, the Company issued 5,300,000 shares of common stock to the former shareholders of Moneytech in exchange for their shares of Moneytech pursuant to the Exchange Transaction.

On June 30, 2013, the Company issued 5,000 shares of its Series B Preferred Stock to Hugh Evans, the Chairman, President and CEO of Moneytech for a total purchase price of $5.00 pursuant to a letter agreement dated May 24, 2013 (the “Letter Agreement”). The issuance of the Series B Preferred Stock will enable Evans to maintain control over the Company’s Board of Directors until June 30, 2018. See Item 5.01 for a more detailed description of the terms of the Certificate of Designation authorizing the issuance of the Series B Shares which was filed as exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 4, 2013, which is incorporated by reference herein.

The shares issued to the former shareholders of Moneytech and the Series B Shares issued to Mr. Evans were issued in “off-shore” transactions exempt from the registration requirements of the Securities Act under Rule 903 of Regulation S of the Securities Act. None of the former shareholders of Moneytech, including Mr. Evans, is a "US Person" (as defined in Rule 902 of Regulation S). Each of the certificates representing the shares issued to the former shareholders of Moneytech and the Series B Shares issued to Mr. Evans was endorsed with restrictive legends consistent with the exemption provided by Regulation S.
.
Item 5.01 Changes in Control or Registrant

As a result of the issuance of 5,300,000 shares of common stock to the former shareholders of Moneytech, including the shares issued to Hugh Evans, the Chairman, President and CEO of Moneytech, and the issuance of 5,000 shares of Series B Preferred Stock described under Items 3.02 and 3.03 above, there has been a change in control of the Company. Under the terms of the Series B Certificate of Designation, Mr. Evans, as the holder of the Series B has the right, until June 30, 2018, to (A) elect the majority of the Company’s Board of Directors and (B) vote on all other matters to come before the holders of common stock (the “Common Shareholders”) with each vote per Series B Preferred Share equal to 1,000 shares of common stock. After June 30, 2018, the Series B Preferred Shares shall have no voting rights and shall be redeemable by the Company for the sum of one tenth of a cent ($0.001) per Series B Preferred Share.  The Series B Preferred Shares will not have any conversion rights and shall not be entitled to receive any dividends, distributions, or other economic or financial interest in the Company, and in the event of a liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the holders of Series B Preferred Shares shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus of any nature, the sum of one tenth of a cent ($0.001) per Series B Preferred Share, after payment to the Common Shareholders and the holders of any other series or class of the equity securities of the Company ranking senior to the common stock.

The foregoing description of the Certificate of Designation is qualified in its entirety by the Certificate of Designation filed as Exhibit 4.1 to the Current Report on Form 8-K filed on June 4, 2013, which is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Immediately prior to the closing of the Exchange Transaction, Marco Garibaldi resigned as Chairman and Chief Technology Officer of the Company and Edward DeFeudis resigned as President, Chief Executive Officer and Chief Financial Officer of the Company. Mr. DeFeudis, continues to serve as a Director of the Company.  At the closing, Hugh Evans, Klaus Selinger, John Wolfgang, and Richard Allely were elected as directors of the Company, to serve until the next annual meeting of stockholders and the qualification of their successors, or their earlier death, resignation or removal.  Hugh Evans was elected as President and Chief Executive Officer of the Company.

Hugh Evans, age 48, founded Moneytech in 2003, and has served as its Chairman, President and Chief Executive Officer since its inception.  Mr. Evans has a commercial background in high growth businesses, mergers and acquisitions, and divestments, with a strong financial, sales and technology focus.

Mr. Evans was the founder and CEO of Agate Technology, which he developed and built to become a leading niche storage distribution company in both Australia and New Zealand.  Mr. Evans served as Chief Executive Officer of Agate Technology from 1991 to 1999.  Agate Technology was acquired by the South African conglomerate Siltek in 1999. Mr. Evans also has been responsible for the organization and sale of three other technology businesses.

Klaus Selinger, age 60, has a background in Financial Markets and Financial Systems, and has assisted in the development of complex financial solutions, including off-balance sheet finance structures, venture capital raising and equity finance. Mr. Selinger is a principal of Dequity Partners, a financial services firm based in Sydney, Australia.  He is a certified practicing accountant in Australia and in that capacity served as a member of Charles J. Berg & Partners and Mann Mudd Rowlands. Mr. Selinger was Chairman of the Board of Directors of PCT Global Pty Ltd., an Australian nanotechnology firm listed on the Australian Stock Exchange.Mr. Selinger received a Bachelor of Business degree in Accounting from the Union of Technology, Sydney, Australia.

John Wolfgang, age 65, has spent 45 years at the accounting firm of UHY LLP or its predecessor and is currently and audit partner in the firm.  Until December 31, 2012 Mr. Wolfgang served on the management committee of UHY LLP which sets policy for the audit practice of the firm. Mr. Wolfgang has extensive experience in and has overseen the audits of listed public entities operating globally and has experience in advising businesses with multi-national presence on complex tax and accounting issues. Mr Wolfgang has served on the Board of Directors of Urbach Hacker Young International Ltd (“UHYI”) for the past 26 years, Mr. Wolfgang was Chairman of the UHYI Board for 5 years until October, 2012. UHYI is the 23rd largest global accounting and consulting networks with presence in 87 countries worldwide. Mr. Wolfgang will serve as Chairman of the Audit Committee.

Richard Allely, age 59, is a highly qualified and experienced executive and has held senior management roles with leading Australian & International companies including Tenix Pty Limited (formerly Transfield Pty Limited), John Fairfax Holdings Limited, Boral Limited and James Hardie Industries Limited. For more than ten years prior to October 2012, Mr. Allely was the Managing Director and CEO of PMP Limited, the largest printing and distribution company in Australia and New Zealand listed on the ASX. Mr. Allely is currently a Non-Executive Director and Audit Committee Chairman for the PGA of Australia, and was recently appointed to the Advisory Board for Renoir Consulting Group. Mr. Allely has held a number of non-executive roles in the past including Chairman of Australian Property Monitors Pty Ltd and Independent member with the WorkCover Authority of NSW. He is a FCPA (Fellow Australian Society of CPA),  FCSA (Fellow Chartered  Institute of Company Secretaries Australia), and FAICD (Fellow Australian Institute of Company Directors).

Item 9.01   Financial Statements and Exhibits.

(a)	Financial statements of Moneytech.

MONEYTECH LIMITED AND SUBSIDIARIES

FINANCIAL STATEMENTS

JUNE 30, 2012 AND 2011

Lichter, Yu and Associates
Certified Public Accountants

16133 Ventura Blvd., suite 450
encino, California 91436
Tel (818)789-0265   Fax (818) 789-3949

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders of
Moneytech Limited and Subsidiaries

We have audited the accompanying consolidated balance sheets of Moneytech Limited and subsidiaries (the “Company”) as of June 30, 2012 and 2011, and the related consolidated statements of operations and comprehensive income (loss), stockholders' equity, and cash flows for the years ended June 30, 2012 and 2011.  These consolidated financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company of June 30, 2012 and 2011, and the consolidated results of its operations and its cash flows for the years ended June 30, 2012 and 2011, in conformity with U.S. generally accepted accounting principles.

Lichter, Yu and Associates
Encino, California
February 14, 2013

MONEYTECH LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS AT JUNE 30, 2012 AND 2011

ASSETS

	2012	2011
CURRENT ASSETS
Cash and cash equivalents	$5,617,025	$2,854,959
Trade receivables	26,577,290	19,801,075
Other receivable	50,795	-
Inventories	125,783	134,711
Deferred tax asset	317,850	304,770
Other assets	1,230,603	398,230
TOTAL CURRENT ASSETS	33,919,346	23,493,744

NON-CURRENT ASSETS
Deferred tax asset	2,155,244	2,274,464
Intangible assets	3,467,872	3,368,605
Property, plant and equipment	684,786	760,130
TOTAL NON-CURRENT ASSETS	6,307,902	6,403,199

TOTAL ASSETS	$40,227,248	$29,896,943

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Trade and other payables	$6,597,746	$3,574,509
Bank Senior Debt Finance Facility	24,688,865	17,792,207
TOTAL CURRENT LIABILITIES	31,286,611	21,366,716

NON-CURRENT LIABILITIES
Cash reserve	703,003	203,424
Convertible loan	50,795	2,092,513
Shareholders loans	167,779	174,979
TOTAL NON-CURRENT LIABILITIES	921,576	2,470,916

TOTAL LIABILITIES	32,208,188	23,837,632

EQUITY
Common Stock	15,169,200	13,213,593
Other accumulated comprehensive gain (loss)	(244,289)	9,155
Accumulated deficit	(6,905,851)	(7,163,437)
TOTAL EQUITY	8,019,060	6,059,310

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$40,227,248	$29,896,943

The accompanying notes are an integral part of these financial statements

MONEYTECH LIMITED AND SUBSIDIARIES
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED JUNE 30, 2012 AND 2011

	2012	2011

Revenue	$4,474,498	$4,403,974
Cost of sales	2,157,618	2,344,863
Gross profit	2,316,880	2,059,111

Bad debt expenses	105,954	450,072
Payroll expenses	1,006,815	723,935
Occupancy expenses	254,145	264,225
Administration expenses	207,629	87,983
Depreciation and amortization expenses	594,011	501,696
Income from operations	148,326	31,199

Other (Income) Expense
Interest income	(109,899)	(93,103)
Other income	(27,916)	(3,928)
Finance costs	28,555	-
Other (Income) Expense	(109,260)	(97,032)

Income before income tax	257,586	128,231

Income tax expense	-	-

Net income	257,586	128,231

Other comprehensive income
Foreign currency translation	(253,443)	9,155

Total comprehensive income for the year	$4,142	$137,386

Net income per share from net income
Basic	$0.002	$0.001
Diluted	$0.002	$0.001

Weighted average number of shares outstanding:
Basic & diluted	111,676,854	91,271,854
Diluted	149,706,854	149,706,854

The accompanying notes are an integral part of these financial statements

MONEYTECH LIMITED AND SUBSIDIARIES
STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED JUNE 30, 2012 AND 2011

	Common Stock		Other Comprehensive	Accumulated	Retained Total Stockholders'
	Shares	Amount	Gain (Loss)	Deficit	Equity
Balance June 30, 2010	91,271,854	$13,213,593	$-	$(7,291,668)	$5,921,925

Foreign currency translation adjustments			9,155		9,155

Net income for the year ended June 30, 2011	-	-		128,231	128,231

Balance June 30, 2011	91,271,854	13,213,593	9,155	(7,163,437)	6,059,311

Shares issued for redeemable shares	20,405,000	1,955,607			$1,955,607

Foreign currency translation adjustments			(253,443)		(253,443)

Net income for the year ended June 30, 2012				257,586	257,586

Balance June 30, 2012	111,676,854	$15,169,200	$(244,289)	$(6,905,851)	$8,019,061

The accompanying notes are an integral part of these financial statements

MONEYTECH LIMITED AND SUBSIDIARIES
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED JUNE 30, 2012 AND 2011

	2012	2011
Net income	$257,586	$128,231
Adjustments to reconcile net loss to net cash used in operating activities:

Depreciation & amortization	594,011	501,696

(Increase) / decrease in assets:
Trade receivables	(7,765,220)	(4,064,817)
Inventories	3,440	(2,913)
Deferred tax assets	-	1
Other assets	(862,462)	330,442
Increase/ (decrease) in current liabilities:
Trade payables	3,737,665	493,510

Net cash used in operating activities	(4,034,980)	(2,613,851)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(84,471)	(47,101)
Development of intangible assets	(706,496)	(534,006)
Net cash used in investing activities	(790,967)	(581,107)

CASH FLOWS FROM FINANCING ACTIVITIES
Bank Senior Debt Finance Facility	7,751,988	3,429,948
Net cash provided by financing activities	7,751,988	3,429,948

Effect of exchange rate changes on cash and cash equivalents	(163,975)	515,941

Net (decrease) / increase in cash and cash equivalents	2,762,066	750,931

Cash and cash equivalents at the beginning of the period	2,854,959	2,104,028

Cash and cash equivalents at the end of the period	$5,617,025	$2,854,959

SUPPLEMENTAL DISCLOSURES:
Cash paid during the year for:
Income tax payments	$-	$-

Interest payments	$179,242	$196,188

The accompanying notes are an integral part of these financial statements

MONEYTECH LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2012 AND 2011

Note 1 – ORGANIZATION

Moneytech Limited was incorporated under the laws of the Australia on September 9, 2003, (through its wholly owned subsidiaries Moneytech Finance Pty Ltd and Moneytech Services Pty Ltd) offers working capital, trade and debtor finance solutions, to small and medium sized businesses.

Moneytech delivers its product offerings through ‘The Moneytech Exchange’, which is a real-time core banking platform, developed in-house and which continues to be upgraded with the support of the Australian Federal Government’s Research and Development program.

The Moneytech Exchange serves as the backbone of the business by providing internet style banking access to Moneytech’s customers and back-office systems to Moneytech staff.

When used in these notes, the terms "Company," "we," "our," or "us" mean Moneytech Limited and its Subsidiaries.

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The accompanying financial statements were prepared in conformity with generally accepted accounting principles in the United States of America (“US GAAP”).

Liquidity Matters
Based upon its current projection of revenue, management believes that its current cash position and available financing provide sufficient resources and operating flexibility through at least the next twelve months. However, there can be no assurance that projected revenue growth and improvement in operating results will occur or that the Company will successfully implement its plans. In the event cash flow from operations is not sufficient, additional sources of financing will be required in order to maintain the Company’s current operations. Whereas management believes it will have access to other financing sources, no assurance can be given that such additional sources of financing will be available on acceptable terms, on a timely basis or at all.

Foreign Currency Translation and Comprehensive Income (Loss)
During 2012 and 2011, the accounts of Moneytech Limited and subsidiaries were maintained, and its financial statements were expressed, in AUD. Such financial statements were translated into USD in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 52, “Foreign Currency Translation,” (codified in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 830) with the AUD as the functional currency. According to Topic 830, all assets and liabilities were translated at the exchange rate at the balance sheet date, stockholder’s equity is translated at the historical rates and income statement items are translated at the average exchange rate for the period. Transactions in foreign currencies are initially recorded at the functional currency rate ruling at the date of transaction. Any differences between the initially recorded amount and the settlement amount are recorded as a gain or loss on foreign currency transaction in the consolidated statements of operations. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, “Reporting Comprehensive Income” as a component of shareholders’ equity (codified in FASB ASC Topic 220). There were no significant fluctuations in the exchange rate for the conversion of AUD to USD after the balance sheet date.

Use of Estimates
The preparation of financial statements in conformity with US GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include collectability of accounts receivable, accounts payable, sales returns and recoverability of long-term assets.

Principles of Consolidation
The consolidated financial statements include the accounts of Moneytech Limited and its wholly owned subsidiaries Moneytech Finance Pty Ltd and Moneytech Services Pty Ltd, and are collectively referred to as the Company. All material intercompany accounts, transactions and profits were eliminated in consolidation.

Revenue Recognition
Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectability is probable. Revenue generally is recognized net of allowances for returns and any taxes collected from customers and subsequently remitted to governmental authorities.

Cost of Revenue
Cost of revenue includes; programs licensed; operating costs related to product support service centers to drive traffic to our websites, costs incurred to support and maintain products and services, including inventory valuation adjustments; costs associated with the delivery of consulting services; and the amortization of capitalized research and development costs. Capitalized research and development costs are amortized over the estimated lives of the products.

Research and Development
Research and development expenses include payroll, employee benefits, and other headcount-related expenses associated with product development. Research and development expenses also include third-party development and programming costs, localization costs incurred to translate software for international markets, and the amortization of purchased software code and services content. Such costs related to software development are included in research and development expense until the point that technological feasibility is reached, which for our software products, is generally shortly before the products are released to manufacturing. Once technological feasibility is reached, such costs are capitalized and amortized to cost of revenue over the estimated lives of the products.

Income Taxes
The Company utilizes FASB Accounting Standards Codification (ASC) Topic 740, Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that were included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company follows FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, (codified in FASB ASC Topic 740). When tax returns are filed, it is likely that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest associated with unrecognized tax benefits is classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of income.

At June 30, 2012 and 2011, the Company had not taken any significant uncertain tax positions on its tax returns for 2012 and prior years or in computing its tax provisions.

Statement of Cash Flows
In accordance with SFAS No. 95, “Statement of Cash Flows” (codified in FASB ASC Topic 230), cash flows from the Company’s operations are based upon local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions. The Company has a diversified customer base, most of which are in Australia. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

Risks and Uncertainties
The Company is subject to risks from, among other things, competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

Contingencies
Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed. Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

Cash and Equivalents
Cash and equivalents include cash in hand and cash in demand deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less. At June 30, 2012 and 2011, the Company had $5,617,025 and $2,854,959 in cash, respectively, of which no deposits were covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

Allowance for Doubtful Accounts
The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. The allowance for doubtful accounts was $751,564 and $607,962 at June 30, 2012 and 2011.

Inventory
Inventories are valued at the lower of cost (determined on a weighted average basis) or market. Management compares the cost of inventories with the market value and allowance is made to write down inventories to market value, if lower. As of June 30, 2012 and 2011, inventory only consisted of finished goods.

Property, Plant & Equipment
Property and equipment is stated at cost and depreciated using the straight-line method over the shorter of the estimated useful life of the asset or the lease term. The estimated useful lives of our property and equipment are generally as follows: computer software developed or acquired for internal use, three to 10 years; computer equipment, two to three years; buildings and improvements, five to 15 years; leasehold improvements, two to 10 years; and furniture and equipment, one to five years. Land is not depreciated.

As of June 30, 2012 and 2011, Property, Plant & Equipment consisted of the following:

	2012	2011
Plant and Equipment	$1,606,023	$1,588,253
Accumulated Depreciation	(921,237)	(828,123)
	$684,786	$760,130

Depreciation was $129,246 and $110,861 for 2012 and 2011, respectively.

Fair Value of Financial Instruments
For certain of the Company’s financial instruments, including cash and equivalents, restricted cash, accounts receivable, accounts payable, accrued liabilities and short-term debt, the carrying amounts approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.
The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity,” and ASC 815.

As of June 30, 2012 and 2011, the Company did not identify any assets and liabilities that are required to be presented on the balance sheet at fair value.

Earnings Per Share (EPS)
Basic EPS is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS is computed similar to basic net income per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if all the potential common shares, warrants and stock options had been issued and if the additional common shares were dilutive. Diluted EPS is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method for the outstanding options and the if-converted method for the outstanding convertible preferred shares. Under the treasury stock method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. Under the if-converted method, convertible outstanding instruments are assumed to be converted into common stock at the beginning of the period (or at the time of issuance, if later).

The following table sets for the computation of basic and diluted earnings per share for the years ended June 30:

	2012	2011
Basic:
Net income	$257,586	$128,231

Weighted average common shares outstanding	111,676,854	91,271,854

Earnings per share	$0.002	$0.001

Diluted:
Net income	$257,586	$128,231

Weighted average common shares outstanding	111,676,854	91,271,854
Plus: assumed conversion of shareholder options	37,500,000	37,500,000
Plus: assumed conversion of convertible loan	530,000	20,935,000
Common and potential common shares	149,706,854	149,706,854

Diluted earnings per share	$0.002	$0.001

Intangible Assets
All of our intangible assets are subject to amortization and are amortized using the straight-line method over their estimated period of benefit, ranging from one to 10 years. We evaluate the recoverability of intangible assets periodically by taking into account events or circumstances that may warrant revised estimates of useful lives or that indicate the asset may be impaired.

Recent accounting pronouncements
In December 2011, the FASB issued guidance enhancing disclosure requirements about the nature of an entity’s right to offset and related arrangements associated with its financial instruments and derivative instruments. The new guidance requires the disclosure of the gross amounts subject to rights of set-off, amounts offset in accordance with the accounting standards followed, and the related net exposure. The new guidance will be effective for us beginning July 1, 2013. Other than requiring additional disclosures, we do not anticipate material impacts on our financial statements upon adoption.

In September 2011, the FASB issued guidance on testing goodwill for impairment. The new guidance provides an entity the option to first perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If an entity determines that this is the case, it is required to perform the currently prescribed two-step goodwill impairment test to identify potential goodwill impairment and measure the amount of goodwill impairment loss to be recognized for that reporting unit (if any). If an entity determines that the fair value of a reporting unit is greater than its carrying amount, the two-step goodwill impairment test is not required. The new guidance will be effective for us beginning July 1, 2012.

In June 2011, the FASB issued guidance on presentation of comprehensive income. The new guidance eliminates the current option to report other comprehensive income and its components in the statement of changes in stockholders’ equity. Instead, an entity will be required to present either a continuous statement of net income and other comprehensive income or in two separate but consecutive statements. This portion of the guidance will be effective for us beginning July 1, 2012 and will require financial statement presentation changes only. The new guidance also required entities to present reclassification adjustments out of accumulated other comprehensive income by component in both the statement in which net income is presented and the statement in which other comprehensive income is presented. However, in December 2011, the FASB issued guidance which indefinitely defers the guidance related to the presentation of reclassification adjustments.

Note 3 – INTANGIBLE ASSETS

As of June 30, 2012 and 2011, intangible assets consisted of the following:

	2012	2011
Moneytech software	$5,101,997	$4,615,240
Accumulated amortization	(1,634,125)	(1,246,635)
	$3,467,872	$3,368,605

The intangible assets are amortized over 10-30 years. Amortization was $467,765 and $390,835 for years ended June 30, 2012 and 2011, respectively.

Amortization for the Company’s intangible assets over the next five fiscal years from June 30, 2012 is estimated to be:

Years ending
June 30, 2013	$467,765
June 30, 2014	467,765
June 30, 2015	467,765
June 30, 2016	467,765
June 30, 2017	467,765
Thereafter	1,129,047
Total	$3,467,872

Note 4 - TRADE RECEIVABLES

As of June 30, 2012 and 2011, other receivable are comprised of the following:

	2012	2011
Trade receivable	$27,328,853	$20,409,036
Allowance for bad debt	(751,563)	(607,961)
Total receivable	$26,577,290	$19,801,075

Note 5 – OTHER ASSETS

As of June 30, 2012 and 2011, other assets are comprised of the following:

	2012	2011
Government R&D receivable	$602,834	$317,850
Prepaid and other assets	627,769	80,380
Total other assets	$1,230,603	$398,230

Note 6 – TRADE AND OTHER PAYABLE

As of June 30, 2012 and 2011, trade and other payable are comprised of the following:

	2012	2011
Trade payable	$6,337,545	$3,310,493
Employee benefits	55,959	81,310
Other	204,242	182,706
Total payable	$6,597,746	$3,574,509

Note 7 –LOANS

CURRENT:	2012	2011
Secured bank facility	$24,688,865	$17,792,207
	$24,688,865	$17,792,207

Secured Bank Senior Debt Finance Facility

The Company has a secured bank Senior Debt Finance Facility with a bank in Sydney Australia for up to AUD $25,000,000 for the company to use. The Senior Debt Finance Facility is secured mainly by their trade receivables. Interest rate charges at the bank reserve rate plus margin from the bank. The agreement is currently set to expire on December 31, 2013 that can be renewed annually in September.

NON-CURRENT LIABILITIES	2012	2011
Cash reserve	$703,003	$203,424
Convertible loan	50,795	2,092,513
Shareholders loans	167,779	174,979
	$921,576	$2,470,916

Cash Reserve

The Company is required to maintain certain cash reserves with its senior debt provider in accordance with the Receivables Purchase Agreement (RPA) between the parties. The Required Cash Reserve amount may be provided by the Company or its customers and is held in a ‘Cash Reserve Account’ with its senior debt provider in accordance with the RPA terms and conditions. The Required Cash Reserve balance is adjusted based on the RPA and the total facility limit provided to the Company by the senior debt

Convertible Loan

The company has a convertible loan balance for AUD $50,000 with one shareholder. The loan can be redeemed for 530,000 share of common stock that expire on September 30, 2014

20,405,000 shares of common stock were issued for AUD$1,925,000 of $1 par value RPS during the fiscal year ended June 30, 2012.

Shareholders Loan

The Company has an accrued interest amount payable to a shareholder in the amount of AUD$165,153 as of June 30, 2012 and 2011. The amount is due by July 31, 2013. There is no interest charged on the balance.

The shareholder also had an option to purchase 37,500,000 shares of common stock which expires on September 30, 2012.

Note 8 –INCOME TAXES

The components of tax expense for the years ended June 30, 2012 and 2011:

	2012	2011

Current tax
United States	$-	$-
Australia	-	-
	-	-
Deferred tax
United States	-	-
Australia	-	-
	$-	$-

	$-	$-

The Company did not have a United States tax paying entity during the years ended June 30, 2012 and 2011.

The following is a reconciliation of the provision for income taxes at the US federal income tax rate to the income taxes reflected in the Statement of Operations for the years ended June 30, 2012 and 2011:

	2012	2011
US statutory rates	34%	34%
Tax rate difference	-4%	-4%
NOL carryforward	-30%	-30%
Tax expenses at actual rate	0%	0%

Deferred income taxes arise from temporary differences between the tax and financial statement recognition of revenue and expense. In evaluating the ability to recover the deferred tax assets within the jurisdiction from which they arise, the Company considered all available positive and negative evidence, including scheduled reversals of deferred tax liabilities, projected future taxable income, tax planning strategies and recent financial operations. In projecting future taxable income, the Company began with historical results adjusted for changes in accounting policies and incorporate assumptions including the amount of future pretax operating income, the reversal of temporary differences, and the implementation of feasible and prudent tax planning strategies. These assumptions require significant judgment about the forecasts of future taxable income and are consistent with the plans and estimate the Company are using to manage the underlying businesses. In evaluating the objective evidence that historical results provide, the Company consider three years of cumulative operating income (loss).

The Company has available NOL carryforwards of approximately AUD$7.3 million dollars for future use. The Company believes that it is more likely than not that the benefit from NOL carryforwards will be realized. The Company has not provided any valuation for allowance on the deferred tax assets relating to these NOL carryforwards. If the assumptions change and the Company determine that they will be able unable to realize these NOL carryforward, the tax benefits relating to any reversal of the valuation allowance on deferred tax assets will be reported on the at that time in the future.
	2012	2011
Deferred tax asset from loss carryforward	$2,473,094	$2,579,234

Note 9 – RELATED PARTY TRANSACTIONS

As of June 30, 2012 and 2011, the Company paid a company controlled by Hugh Evans for consulting services in the amount of $201,299 and $163,219 respectively.

Note 10- COMMITMENTS

The Company leases its office under a renewable operating lease expiring on August 31, 2014. The monthly rent is $10,458. For 2012 and 2011, the rental expense was $144,832 and $173,998, respectively.

Future minimum rental payments required under operating leases as of June 30, 2012 are as follows by fiscal years ended June 30: 2013$129,543

2013	$129,543
2014	151,134
Total	$280,677

Note 11 –SUBSEQUENT EVENTS

The Company and Wiki Group, Inc. signed a non-binding Letter of Intent to be acquired by Wiki Group, Inc. on December 14, 2012.

Management has evaluated events subsequent to June 30, 2012 through February 14, 2013 for transactions and other events that may require adjustment of and/or disclosure in such financial statements.

MONEYTECH LIMITED AND SUBSIDIARIES

INTERIM FINANCIAL STATEMENTS

MARCH 31, 2013

(UNAUDITED)

MONEYTECH LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
AS AT MARCH 31, 2013
(UNAUDITED)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$5,539,953
Trade receivables	31,566,099
Inventories	115,537
Deferred tax assets	416,640
Other assets	1,744,184
TOTAL CURRENT ASSETS	39,382,414

NON-CURRENT ASSETS
Intangible assets	3,210,449
Deferred tax assets	1,753,190
Property, plant and equipment	612,831
TOTAL NON-CURRENT ASSETS	5,576,470

TOTAL ASSETS	$44,958,884

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Trade and other payables	$4,002,803
Wholesale loan facility	29,724,410
Provisions	28,370
TOTAL CURRENT LIABILITIES	33,755,583

NON-CURRENT LIABILITIES
Capital reserve	3,186,529
Convertible loan	52,080
Shareholder loans	57,341
TOTAL NON-CURRENT LIABILITIES	3,295,951

TOTAL LIABILITIES	37,051,534

EQUITY
Common Stock	15,169,200
Other accumulated comprehensive gain (loss)	(42,331)
Accumulated Deficit	(7,219,518)
TOTAL EQUITY	7,907,350

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$44,958,884

The accompanying notes are an integral part of these financial statements

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED MARCH 31, 2013
(UNAUDITED)

Revenue	$4,016,939
Cost of sales	1,726,599
Gross profit	2,290,340

Bad debt expenses	171,055
Payroll expenses	817,646
Occupancy expenses	172,692
Administration expenses	534,017
Merger related costs	229,753
Depreciation and amortization expenses	450,678
Loss from operations	(85,501)

Other (Income) Expense
Interest income	(91,937)
Other income	(56,099)
Finance costs	140
Other (Income) Expense	(147,895)

Income before income tax	62,395

Income tax expense	376,061

Net loss	(313,667)

Other comprehensive income
Foreign currency translation	181,958

Total comprehensive loss for the period	$(131,709)

Earnings per share from net loss
Basic	(0.0028)
Diluted	(0.0028)

Weighted average number of shares outstanding:
Basic & diluted	111,676,854
Diluted	112,206,854

The accompanying notes are an integral part of these financial statements

MONEYTECH LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE NINE MONTHS ENDED MARCH 31, 2013
(UNAUDITED)

	Common Stock		Other Comprehensive	Accumulated	Retained Total Stockholders'
	Shares	Amount	Gain (Loss)	Deficit	Equity
Balance June 30, 2012	111,676,854	$15,169,200	$(244,289)	$(6,905,851)	$8,019,060
Foreign currency translation adjustments			201,958		201,958
Net loss for the nine months ended March 31, 2013	-	-		(313,667)	(313,667)
Balance March 31, 2013	111,676,854	$15,169,200	$(42,331)	$(7,219,518)	$7,907,350

The accompanying notes are an integral part of these financial statements

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE NINE MONTHS ENDED MARCH 31, 2013
(UNAUDITED)

Net loss	$(313,667)
Adjustments to reconcile net income to net cash used in operating activities:

Depreciation & amortization	450,678

(Increase) / decrease in assets:
Trade receivables	(4,304,031)
Inventories	13,389
Deferred tax assets	364,774
Other receivable	51,930
Other assets	(481,059)
Increase/ (decrease) in current liabilities:
Trade payables	(2,725,609)
Net cash used in operating activities	(6,943,596)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(17,500)
Net cash used in investing activities	(17,500)

CASH FLOWS FROM FINANCING ACTIVITIES
Wholesale loan facility	4,398,267
Capital Reserve	2,458,640
Repayment of borrowings	(114,352)
Net cash provided by financing activities	6,742,556

Effect of exchange rate changes on cash and cash equivalents	141,467

Net (decrease) / increase in cash and cash equivalents	(77,072)

Cash and cash equivalents at the beginning of the period	5,617,025

Cash and cash equivalents at the end of the period	$5,539,953

SUPPLEMENTAL DISCLOSURES:
Cash paid during the year for:
Income tax payments	$-
Interest payments	$140

The accompanying notes are an integral part of these financial statements

MONEYTECH LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2013
(UNAUDITED)

Note 1 – ORGANIZATION

Moneytech Limited was incorporated under the laws of the Australia on September 9, 2003, (through its wholly owned subsidiaries Moneytech Finance Pty Ltd and Moneytech Services Pty Ltd) offers working capital, trade and debtor finance solutions, to small and medium sized businesses.

Moneytech delivers its product offerings through ‘The Moneytech Exchange’, which is a real-time core banking platform, developed in-house and which continues to be upgraded with the support of the Australian Federal Government’s Research and Development program.

The Moneytech Exchange serves as the backbone of the business by providing internet style banking access to Moneytech’s customers and back-office systems to Moneytech staff.

When used in these notes, the terms "Company," "we," "our," or "us" mean Moneytech Limited and its Subsidiaries.

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The accompanying financial statements were prepared in conformity with generally accepted accounting principles in the United States of America (“US GAAP”).

Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to U.S. GAAP rules and regulations for presentation of interim financial information. Therefore, the unaudited condensed interim financial statements should be read in conjunction with the audited annual financial statements for the years ended June 30, 2012 and 2011. Current and future financial statements may not be directly comparable to the Company’s historical financial statements. Accordingly, the results of operations for the interim period are not necessarily indicative of the results to be expected for any other interim period or for the full year.

Principles of Consolidation
The consolidated financial statements include the accounts of Moneytech Limited and its wholly owned subsidiaries Moneytech Finance Pty Ltd and Moneytech Services Pty Ltd, and are collectively referred to as the Company.  All material intercompany accounts, transactions and profits were eliminated in consolidation.

Liquidity Matters
Based upon its current projection of revenue, management believes that its current cash position and available financing provide sufficient resources and operating flexibility through at least the next twelve months. However, there can be no assurance that projected revenue growth and improvement in operating results will occur or that the Company will successfully implement its plans. In the event cash flow from operations is not sufficient, additional sources of financing will be required in order to maintain the Company’s current operations. Whereas management believes it will have access to other financing sources, no assurance can be given that such additional sources of financing will be available on acceptable terms, on a timely basis or at all.

Foreign Currency Translation and Comprehensive Income (Loss)
The accounts of Moneytech Limited and subsidiaries were maintained, and its financial statements were expressed, in AUD. Such financial statements were translated into USD with the AUD as the functional currency.  All assets and liabilities were translated at the exchange rate at the balance sheet date, stockholder’s equity is translated at the historical rates and income statement items are translated at the average exchange rate for the period.  Transactions in foreign currencies are initially recorded at the functional currency rate ruling at the date of transaction.  Any differences between the initially recorded amount and the settlement amount are recorded as a gain or loss on foreign currency transaction in the consolidated statements of operations. The resulting translation adjustments are reported under other comprehensive income as a component of shareholders’ equity.  There were no significant fluctuations in the exchange rate for the conversion of AUD to USD after the balance sheet date.

Use of Estimates
The preparation of financial statements in conformity with US GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Significant estimates include collectability of accounts receivable, accounts payable, sales returns and recoverability of long-term assets.

Revenue Recognition
Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectability is probable. Revenue generally is recognized net of allowances for returns and any taxes collected from customers and subsequently remitted to governmental authorities.

Cost of Revenue
Cost of revenue includes; programs licensed; operating costs related to product support service centers to drive traffic to our websites, costs incurred to support and maintain products and services, including inventory valuation adjustments; costs associated with the delivery of consulting services; and the amortization of capitalized research and development costs. Capitalized research and development costs are amortized over the estimated lives of the products.

Research and Development
Research and development expenses include payroll, employee benefits, and other headcount-related expenses associated with product development. Research and development expenses also include third-party development and programming costs, localization costs incurred to translate software for international markets, and the amortization of purchased software code and services content. Such costs related to software development are included in research and development expense until the point that technological feasibility is reached, which for our software products, is generally shortly before the products are released to manufacturing. Once technological feasibility is reached, such costs are capitalized and amortized to cost of revenue over the estimated lives of the products.

Income Taxes
The Company utilizes FASB Accounting Standards Codification (ASC) Topic 740, Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that were included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company follows FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, (codified in FASB ASC Topic 740). When tax returns are filed, it is likely that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest associated with unrecognized tax benefits is classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of income.

Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities.  The Company places its cash in what it believes to be credit-worthy financial institutions.  The Company has a diversified customer base, most of which are in Australia.  The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures.  The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

Risks and Uncertainties
The Company is subject to risks from, among other things, competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

Contingencies
Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements.  If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.  Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

Cash and Equivalents
Cash and equivalents include cash in hand and cash in demand deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.  At March 31, 2013, the Company had $5,529,953 in cash, of which no deposits were covered by insurance.  The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

Allowance for Doubtful Accounts
The Company maintains reserves for potential credit losses on accounts receivable.  Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.  The allowance for doubtful accounts was $595,112 at March 31, 2013.

Inventory
Inventories are valued at the lower of cost (determined on a weighted average basis) or market.  Management compares the cost of inventories with the market value and allowance is made to write down inventories to market value, if lower.  As of March 31, 2013, inventory only consisted of finished goods.

Property, Plant & Equipment
Property and equipment is stated at cost and depreciated using the straight-line method over the shorter of the estimated useful life of the asset or the lease term. The estimated useful lives of our property and equipment are generally as follows: computer software developed or acquired for internal use, three  to 10 years; computer equipment, two to three years; buildings and improvements, five to 15 years; leasehold improvements, two to 10 years; and furniture and equipment, one to five years. Land is not depreciated.

Fair Value of Financial Instruments
For certain of the Company’s financial instruments, including cash and equivalents, restricted cash, accounts receivable, accounts payable, accrued liabilities and short-term debt, the carrying amounts approximate their fair values due to their short maturities.  ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company.  ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures.  The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.  The three levels of valuation hierarchy are defined as follows:

Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity,” and ASC 815.

As of March 31, 2013, the Company did not identify any assets and liabilities that are required to be presented on the balance sheet at fair value.

Earnings Per Share (EPS)
Basic EPS is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS is computed similar to basic net income per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if all the potential common shares, warrants and stock options had been issued and if the additional common shares were dilutive. Diluted EPS is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method for the outstanding options and the if-converted method for the outstanding convertible preferred shares. Under the treasury stock method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. Under the if-converted method, convertible outstanding instruments are assumed to be converted into common stock at the beginning of the period (or at the time of issuance, if later).

The following table sets for the computation of basic and diluted earnings per share for period ended March 31, 2013:

Basic:
Net loss	$(313,667)

Weighted average common shares outstanding	111,676,854

Earnings per share	$(0.0028)

Diluted:
Net loss	$(313,667)

Weighted average common shares outstanding	111,676,854
Plus: assumed conversion of convertible loan	530,000
Common and potential common shares	112,206,854

Diluted earnings per share	$(0.0028)

Intangible Assets
All of our intangible assets are subject to amortization and are amortized using the straight-line method over their estimated period of benefit, ranging from one to 10 years. We evaluate the recoverability of intangible assets periodically by taking into account events or circumstances that may warrant revised estimates of useful lives or that indicate the asset may be impaired.

Note 2 – INTANGIBLE ASSETS

Moneytech software	$5,223,332
Accumulated amortization	(2,012,883)
$3,210,449

The intangible assets are amortized over 10-12 years.  Amortization was $323,942 for the period ended March 31, 2013.

Note 3 –LOANS

CURRENT:
Wholesale loan facility	$29,724,410
$29,724,410

Wholesale Loan Facility

The Company has a secured bank Senior Debt Finance Facility with a bank in Sydney Australia for up to AUD $25,000,000 for the company to use.  The Senior Debt Finance Facility is secured mainly by their trade receivables.  Interest rate charges at the bank reserve rate plus margin from the bank.  The agreement is currently set to expire on December 31, 2013 that can be renewed annually in September.

NON-CURRENT LIABILITIES
Cash reserve	$3,186,529
Convertible loan	52,080
Shareholders loans	57,341
$3,295,951

Cash Reserve

The Company is required to maintain certain cash reserves with its senior debt provider in accordance with the Receivables Purchase Agreement (RPA) between the parties. The Required Cash Reserve amount may be provided by the Company or its customers and is held in a ‘Cash Reserve Account’ with its senior debt provider in accordance with the RPA terms and conditions.  The Required Cash Reserve balance is adjusted based on the RPA and the total facility limit provided to the Company by the senior debt.

Convertible Loan

The company has a convertible loan balance for AUD $50,000 with one shareholder.  The loan can be redeemed for 530,000 share of common stock that expire on September 30, 2014

Shareholders Loan

The Company has an accrued interest amount payable to a shareholder in the amount of AUD$165,153 as of June 30, 2012 and 2011.  The amount is due by July 31, 2013.  There is no interest charged on the balance.

The shareholder also had an option to purchase 37,500,000 shares of common stock which expired on March 31, 2013.

Note 4 – RELATED PARTY TRANSACTIONS

As of March 31, 2013, the Company paid a company controlled by Hugh Evans for consulting services in the amount of $32,603.

Note 5 –SUBSEQUENT EVENTS

On May 30, 2013, Source Financial, Inc. (“Source”) entered into a Share Exchange Agreement (the “Exchange Agreement”) by and among the Source, Moneytech Limited, an Australian Corporation (“Moneytech”), Marco Garibaldi (“Garibaldi”), Edward DeFeudis (“DeFeudis”) and Hugh Evans (“Evans”), pursuant to which the shareholders of Moneytech (the “Moneytech Shareholders”), will transfer to the Company all of the shares of Moneytech  in exchange for the issuance of up to 5,300,000 shares of the Company’s common stock (the “Exchange Transaction”). Following the Exchange Transaction, Moneytech will be a wholly-owned subsidiary of the Source.

Management has evaluated events subsequent through June 18, 2013 for transactions and other events that may require adjustment of and/or disclosure in such financial statements.

(b)
Pro forma financial statement of the Company

The pro forma financial information will be filed by an amendment to this Form 8-K within 71 calendar days after the due date for the filing of this Form 8-K.

(d)	Exhibits

Exhibit No.	Description

10.1	Escrow Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2013

SOURCE FINANCIAL, INC.

By:	/s/ Hugh Evans
Hugh Evans President and Chief Executive Officer